Exhibit 99.1
ABERCROMBIE & FITCH REPORTS
THIRD QUARTER SALES RESULTS
New Albany, Ohio, November 3, 2011: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $1.076 billion for the fiscal quarter ended October 29, 2011, a 21% increase from net sales of $885.8 million for the fiscal quarter ended October 30, 2010. U.S. sales, including direct-to-consumer sales, increased 14% to $820.2 million. International sales, including direct-to-consumer sales, increased 56% to $255.7 million. Total Company direct-to-consumer sales, including shipping and handling, increased 41% to $132.4 million.
Total comparable store sales for the quarter increased 7%. By brand, comparable store sales increased 4% for Abercrombie & Fitch, 6% for abercrombie kids, and 8% for Hollister Co.
Year-to-date, the Company reported net sales of $2.829 billion, a 22% increase from net sales of $2.319 billion last year. U.S. sales, including direct-to-consumer sales, increased 13% to $2.146 billion. International sales, including direct-to-consumer sales, increased 64% to $683.3 million. Total Company direct-to-consumer sales, including shipping and handling, increased 34% to $340.3 million.
Total comparable store sales for the year-to-date period increased 8%. By brand, comparable store sales increased 5% for Abercrombie & Fitch, 8% for abercrombie kids, and 10% for Hollister Co.
Same store sales for the quarter reflected an acceleration in the trend for US chain stores, which was more than offset by a slowing trend in Europe, including negative comps for flagship stores. Japan and Canada also continued to comp negatively. AUR was approximately flat on a constant currency basis.
The Company will release its third quarter results on Wednesday, November 16, 2011 prior to the opening of the market and hold a conference call at 8:30am Eastern Time. To listen to the conference call, dial (888) 215-7015 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 312-0676. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 3493874 or through wwww.abercrombie.com.
At the end of the third quarter, the Company operated a total of 1,092 stores. The Company operated 316 Abercrombie & Fitch stores, 179 abercrombie kids stores, 501 Hollister Co. stores and 18 Gilly Hicks stores in the United States. The Company operated 10 Abercrombie & Fitch stores, four abercrombie kids stores, 63 Hollister Co. stores and one Gilly Hicks store internationally. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.
Effective for the fourth quarter of Fiscal 2011, the Company will discontinue reporting sales results on the first Thursday following the close of each fiscal quarter and will report sales and earnings results on the same date.
For further information, call:
Eric Cerny
Senior Manager, Investor Relations
(614) 283-6385

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2011 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, could have a material adverse effect on our business, results of operations and liquidity; if we are unable to anticipate, identify and respond to changing fashion trends and consumer preferences in a timely manner, and manage our inventory commensurate with customer demand, our sales levels and profitability may decline; fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs; equity-based compensation awarded under the employment agreement with our Chief Executive Officer could adversely impact our cash flows, financial position or results of operations and could have a dilutive effect on our outstanding Common Stock; our growth strategy relies significantly on international expansion, which adds complexity to our operations and may strain our resources and adversely impact current store performance; our international expansion plan is dependent on a number of factors, any of which could delay or prevent successful penetration into new markets or could adversely affect the profitability of our international operations; our direct-to-consumer sales are subject to numerous risks that could adversely impact sales; we have incurred, and may continue to incur, significant costs related to store closures; the costs associate with our development of a new brand concept such as Gilly Hicks could have a material adverse effect on our financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; our business could suffer if our information technology systems are disrupted or cease to operate effectively; comparable store sales will continue to fluctuate on a regular basis and impact the volatility of the price of our Common Stock; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; our ability to attract customers to our stores depends, in part, on the success of the shopping malls in which most of our stores are located; our net sales fluctuate on a seasonal basis, causing our results of operations to be susceptible to changes in Back-to-School and Holiday shopping patterns; our inability to accurately plan for product demand and allocate merchandise effectively could have a material adverse effect on our results; our failure to protect our reputation could have a material adverse effect on our brands; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; interruption in the flow of merchandise from our key vendors and international manufacturers could disrupt our supply chain, which could result in lost sales and could increase our costs; we do not own or operate any manufacturing facilities and, therefore, depend upon independent third parties for the manufacture of all our merchandise; our reliance on two distribution centers domestically and one third-party distribution center internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers; our reliance on third parties to deliver merchandise from our distribution centers to our stores and direct-to-consumer customers could result in disruptions to our business; we may be exposed to risks and costs associated with credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues; modifications and/or upgrades to our information technology systems may disrupt our operations; our facilities, systems and stores as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters and other unexpected events, any of which could result in an interruption in our business and adversely affect our operating results; our litigation exposure could exceed expectations, having a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; the effects of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; our inability to obtain commercial insurance at acceptable prices or our failure to adequately reserve for self-insured exposures might increase our expenses and adversely impact our financial results; reduced operating results and cash flows at the store level may cause us to incur impairment charges; we are subject to customs, advertising, consumer protection, privacy, zoning and occupancy and labor and employment laws that could require us to modify our current business practices, incur increased costs or harm our reputation if we do not comply; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our unsecured credit agreement includes financial and other covenants that impose restrictions on our financial and business operations; and our operations may be affected by regulatory changes related to climate change and greenhouse gas emissions.